ARTICLE I

OFFICES

Section 1.    The registered office shall be located in Denver, Colorado.

Section 2.    The corporation may also have offices at such other places both within and without the State of Colorado and/or Nevada where the Charter is incorporated as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

ANNUAL MEETING OF SHAREHOLDERS

Section  1.All meetings of shareholders for the election of directors shall be held in the City of Denver, State of Colorado, at such place as may be fixed from time to time by the board of directors.

Section  2.Annual Meetings of shareholders, commencing with year 2004, shall be held on the last week of January or any other convenient time if is not a legal holiday and if a legal holiday, then on the next secular day following, at which they shall elect, pursuant to law, a board of directors, and transact such other business as may properly be brought before the meeting.

Section  3.Written or printed notice of the annual meeting, stating the date, time, and place of the meeting shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting.

ARTICLE III

SPECIAL MEETINGS OF SHAREHOLDERS

Section 1.Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within the State of Colorado where the lab and administrative office are located as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by charter, may be called by the president, the board of directors, such other officers or persons provided in the articles of incorporation, or upon written demand of at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered.

Section 3.Written or printed notice of a special meeting stating the date, time and place of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

Section 4.The business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV

QUORUM AND VOTING OF STOCK

Section 1.A majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of the voting group for action on that matter, except as otherwise provided by statute or by the charter, If, however such quorum shall not be present or represented at any meeting of the shareholder, the shareholder present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be presented or represented. At such adjourned meeting at which a quorum shall be presented or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.If a quorum is present, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the vote of a greater number of affirmative votes is required by law of the article of incorporation.

Section 3.Each outstanding share, in exception with preferred B stock, which each share has a voting right of 20 votes, shall be entitled to one vote on each matter voted on at a meeting of shareholders unless the articles of incorporation or law provide otherwise. A shareholder may vote either in person or by proxy as provided for in a signed appointment form executed by the shareholder or by his duly authorized attorney-in-fact.

Section 4. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting (1) if one or more written consents setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, or (2) if so provided in the article of incorporation, by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting groups) of votes that would be necessary to authorize or take the action at a meeting at which all the shareholders entitled to vote were presented and voted.

ARTICLE V

DIRECTORS

Section 1.The number of directors shall be not less than two (2) or more than five (5). The number of directors may be fixed or changed within the minimum or maximum by the shareholders or by the board of directors. Directors need not to be shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the first annual meeting of the shareholder, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first meeting of shareholders.

Section 2.     Unless the articles of incorporation provide otherwise, any vacancy occurring on the board of directors, may be filled by the shareholders, the board of directors, or if the directors remaining in office constitute fewer than a quorum of the board, the vacancy may be filled by the affirmative vote of a majority of the directors remaining in office.

Section 3.The business affairs of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statue, by the articles of the incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

Section 4.The directors may keep the books of the corporation, except such as required by law to be kept within the State, outside the State of Nevada, at such place or places as they may from time to time determine.

Section 5.The chairman of the board shall have the authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

CHAIRMAN OF THE BOARD

Section 6.   The chairman of the board of directors shall have the final authority to approve and ratify all the decisions and resolutions adopted by the board of directors. He may exercise power of veto on any decision adopted by the board of directors. The chairman of the board shall be chosen by unanimous consent of the majority of shareholders and shall serve for a five (5) year period and until his successor shall be elected and qualify.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

Section 1.Meetings of the board of directors, regular or special, may be held within the State of Colorado and/or Nevada.

Section 2.The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting or it may convene at such place and time as shall be fixed by the consent in writing of all directors. No notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present.

Section 3.Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and such place as shall from time to time be determine by the board.

Section 4.Special meetings of the board of directors may be called on ten (10) days’ notice to each director, either personally, by mail or by telegram.

Section 5.Attendance or participation of a director at any meeting shall constitute a waiver of notice of such meeting, unless the director, at the beginning of the meeting (or promptly upon his arrival), objects to holding the meeting or transacting business at the meeting, and does not thereafter vote or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice of waiver of the notice of such meeting.

Section 6.A majority of the directors shall constitute a quorum for the transaction of the business, unless a greater number is required by law or by the article of incorporation. The act of a majority of the directors present at any meeting shall be the act of the board of directors. If a quorum is not present the chairman of the board shall be empowered, at his discretion, to declare the quorum present and proceed transacting the business of the corporation.

ARTICLE VII

COMMITTEES

Section 1. The board of directors may create one (1) or more committees that may consist of one (1) or more members of the board. Committee members shall serve at the board of directors’ pleasure. To the extent specified by the board of directors or articles of incorporation, each committee shall have and exercise all the authority of the board of directors in the management of the corporation, except as otherwise provided by law.

ARTICLE VIII

NOTICES

Section  1.Whenever notice is required to be given by any director or shareholder under the provision of the statutes, the articles of incorporation or these by-laws, it shall be constructed to mean written notice, which may be by mail, addressed to such directors or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time it is deposited in the United States mail. Notice to directors may also be given by telegram.

Section 2.Whenever notice is required to be given under the provision of the statutes, the articles of the incorporation or these by-laws, a waiver thereof, in writing, signed by the person or persons entitled to such a notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX

OFFICERS

Section 1.The officers of the corporation shall be chosen by the board of directors, and shall be a president, a vice president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents.

Section 2.The board of directors, at its first meeting after each annual l meeting of shareholders, shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

Section 3.The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 4.The salaries of all officers and agents of the corporations shall be fixed by the chairman of the board upon recommendation of the directors.

Section 5.The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer or director elected or appointed by the board of directors serves at the chairman of the board pleasure and may be removed at any time solely by his decision. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE PRESIDENT

Section 6.The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 7.He shall be the only one to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENT

Section 8.The vice-president, or if shall be more than one, the vice presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the power of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

Section 9.The secretary shall attend all the meetings of the board of directors and all meetings of the shareholders, and shall record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required.  He/she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the president, under whose supervision he/she shall be. He/she shall have custody of the corporate seal of the corporation, and he/she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his/her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his/her signature.

Section 10.The assistant secretary, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER

Section 11.The treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 12.He/she shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his/her transactions as treasurer and of the financial condition of the corporation.

Section 13.If required by the board of directors, he/she shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his/her office and for the restoration to the corporation, in case of his/her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his/her possession or under his/her control, belonging to the corporation.

ARTICLE X

              CERTIFICATES FOR SHARES

Section 1.The shares of the corporation shall be represented by certificates. Each share certificate shall be signed by the president or a vice-president or by the treasurer and may be sealed with the seal of the corporation.

When the corporation is authorized to issue different classes of shares or different  series within a class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights applicable to each class, and the variations in the relative rights, preferences, and limitations determined for each series and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Section 2.The signatures of the persons signing a share certificate may be facsimiled. In case any persons who have signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to hold such office before such certificate is issued, the certificate is nevertheless valid.

LOST CERTIFICATES

Section 3.The board of directors may direct a new certificate to issue in placed of any certificate therefore issued by the corporation, which is alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may required such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFER OF SHARES

Section 4.Upon surrender, to the corporation or the transfer agent of the corporation, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate shall be canceled and the transaction recorded upon the books of the corporation.

FIXING RECORD DATE

Section 5.For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of the share holders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any proper purpose, the board of directors may fix a record date in advance, that may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders.

REGISTERED SHAREHOLDERS

Section 6.The corporation shall be entitled to recognize a person, registered on its books as the owner of shares, as having the exclusive rights to receive dividends and to vote with respect to the shares shown to be owned, and as being exclusive liable for calls and assessments upon shares shown to be owned, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not shall have express or other notice thereof, except as otherwise provided by the laws of Colorado and/or Nevada.

LIST OF SHAREHOLDERS

Section 7.A list of shareholders as of the record date, prepared in  alphabetic order, arranged by voting group, showing the address of and the number of shares held by each shareholder, and certified by the corporate  officer responsible for its preparation or the transfer agent, shall be open for inspection at any meeting of shareholders.

ARTICLES XI

GENERAL PROVISIONS

DIVIDENDS

Section 1.Subject to the law of any applicable provisions of the articles of incorporation, dividends may be declared by the board of directors at the regular or special meeting, and may be paid in cash, in property or in shares of the corporation.

Section 2.Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper, as a reserve fund to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which is created.

CHECKS

Section 3.All checks or demand for money, and notes of the corporation, shall be signed by such officer or officers, or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 4.The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

Section 5.The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Nevada”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XII

        AMENDMENTS

Section 1.These by-laws may be amended or repealed, or new by-laws may be adopted by unanimous consent of the board of directors at any regular or special meeting of the board unless the articles of incorporation or law reserve its power to the shareholders.

FIRST AMENDMENT OF THE BY LAWS

The Chairman of The Board has the sole authority to cancel any stock certificates deemed improperly issued and without monetary consideration towards the company.

SECOND AMENDMENT OF THE BY LAWS

The Chairman of The Board has the sole authority to dismiss any Member of the Board for reasons such as ethical violation, fraud, and any other act deemed to be improper and/or against the best interest of the corporation. Any stock certificate issued to any of the board members will have a lock-up hold of five (5) years.

THIRD AMENDMENT OF THE BY LAWS

All consultants who get paid and/or pre-paid by restricted stock must provide a detailed report of their services rendered. Such report must be addressed to the Chairman of the Board detailing with specification all the work done on behalf of the corporation. If such consultant fails to provide such comprehensive reports reflecting dates of events; description of activity; and involvement of the consultant reflecting the outcome of the activity, those restricted shares will not be freed up. The removal of the restricted legend will take place soon after the COB corroborates such detailed report(s), provide a copy of such approval to the transfer agent (TA); the cancellation of original restricted stock; and the issuance of free trading stock for their payment for services finally rendered. No report; no removal of restricted legend; therefore, no payment for services never approved by the Chairman of the Board.

FOURTH AMENDMENT OF THE BY LAWS

The Chairman of the Board has the sole authority to sign all contractual agreements on behalf of the Company.